UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2013

Date of Report

April 30, 2013

(Date of earliest event reported)

BIOZOOM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53678	26-0370478
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilhelmshoeher Allee 273A

Kassel, Germany, 34131

(Address of principal executive offices, including zip code)

800-882-1683

 (Registrant’s telephone number, including area code)

N/A

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01      OTHER EVENTS.

On April 30, 2013, the registrant Biozoom, Inc.’s wholly owned subsidiary, Biozoom Technologies, Inc., (the “Company”) entered into a Scientific Advisory Board Consulting Agreement with Prof. Dr. Hasan Mukhtar. Under the agreement, Prof. Dr. Mukhtar agreed to provide consulting services related to the field of dermatology up to twelve (12) days per year, attend meetings with other Scientific Advisory Board members, and earn 25,000 restricted common shares of the registrant’s common stock 180 days after execution of the agreement, as well as an option to purchase 25,000 restricted common shares of the registrant’s common stock each quarterly period following execution, at the closing market price on the first day of such period.  The agreement has an initial term of 360 days, is renewable for successive one-year periods upon mutual agreement of the parties, and can be terminated by either party after providing the other 90 days notice.

On May 5, 2013, the Company entered into a Scientific Advisory Board Consulting Agreement with Prof. Dr. Rudolf Kessler, Steinbeis Transferzentrum Prozesskontrolle und Datenanalyse. Under the agreement, Prof. Dr. Kessler agreed to provide consulting services related to the fields of spectroscopy and multivariate data analysis up to twelve (12) days per year, attend meetings with other Scientific Advisory Board members, and earn 25,000 restricted common shares of the registrant’s common stock 180 days after execution of the agreement, as well as an option to purchase 25,000 restricted common shares of the registrant’s common stock each quarterly period after execution, at the closing market price on the first day of such period.  The agreement has an initial term of 360 days, is renewable for successive one-year periods upon mutual agreement of the parties, and can be terminated by either party after providing the other 90 days notice.

On May 8, 2013, the Company entered into a Scientific Advisory Board Consulting Agreement with Prof. Dr. Leonard Zastrow. Under the agreement, Prof. Dr. Zastrow agreed to provide consulting services related to the field of cosmetics (specifically the use of antioxidants in cosmetics, including in anti-aging and sunscreen cosmetics) up to twelve (12) days per year, attend meetings with other Scientific Advisory Board members, and earn 25,000 restricted common shares of the registrant’s common stock 180 days after execution of the agreement, as well as an option to purchase 25,000 restricted common shares of the registrant’s common stock each quarterly period after execution, at the closing market price on the first day of such period.  The agreement has an initial term of 360 days, is renewable for successive one-year periods upon mutual agreement of the parties, and can be terminated by either party after providing the other 90 days notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2013	BIOZOOM, INC.

	By:	/s/ Hardy Hoheisel Name: Hardy Hoheisel Title: Chief Executive Officer